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PROXY                      ALLIANCE COUNTERPOINT FUND                      PROXY

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY 29, 1996

               THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES

  The undersigned hereby appoints each of Domenick Pugliese and Carol H. Rappa as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of beneficial interest of Alliance Counterpoint Fund (the "Fund") held of record by the undersigned on January 8, 1996 at the Special Meeting of Shareholders of the Fund to be held at 11:00 a.m., Eastern Standard Time, on February 29, 1996 at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, and at all adjournments thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                (Continued and to be signed on the reverse side)

                          ALLIANCE COUNTERPORINT FUND
                                P.O. BOX [    ]
                           NEW YORK, N.Y. 10203-0389
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1. To approve an Agreement and Plan of
   Reorganization and Liquidation
   providing for the transfer of all of
   the assets and liabilities of the Fund
   to Alliance Premier Growth Fund, Inc.
   in exchange for Class A, Class B and
   Class C shares of Alliance Premier
   Growth Fund, Inc., the distribution of
   such Class A, Class B and Class C
   shares to shareholders of the Fund in
   liquidation of the Fund and the
   subsequent dissolution of the Fund.        FOR [_]  AGAINST [_]  ABSTAIN [_]



2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments
   thereof.                                  FOR [_]  AGAINST [_]  ABSTAIN [_]
                                             Change of Address or
                                             Comments Mark Here [_]



Please sign and date this proxy in the
space provided below. Execution by
shareholders who are not individuals
must be made by an authorized signatory.

                                             Dated: ______________________ 1996


                                             ---------------------------------
                                             Name of Shareholder

                                             ---------------------------------
                                             Signature

                                             Votes must be indicated [X] in
                                             black or blue ink.

                                             PLEASE SIGN, DATE AND RETURN
                                             PROMPTLY IN THE ENCLOSED ENVELOPE.
                                             NO POSTAGE IS REQUIRED.














































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